Exhibit 99.1

Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@sfngroup.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

            FORT LAUDERDALE, Fla., April 28, 2010 — SFN Group Inc. (NYSE: SFN) today announced financial results for the first quarter ended March 28, 2010.

SFN Group president and CEO Roy Krause commented, “The SFN Group team performed well during the quarter as the economy continued to improve.  We achieved significant year over year improvement in adjusted EBITDA resulting from 8.7% higher revenues, including the recently acquired Tatum LLC, and continued effective cost management.  We are also pleased to report that we have completed integration activities related to the acquisition of Tatum.”

FINANCIAL HIGHLIGHTS

•         First quarter 2010 revenues were $463 million compared with $426 million last year.

•         Loss from continuing operations in the first quarter was $3.2 million, or $0.06 per share, compared with a loss of $6.5 million, or $0.12 per share, in the prior year.

•         Adjusted loss from continuing operations (defined below) in the first quarter was $1.8 million, or $0.03 per share, compared with an adjusted loss in the same prior year period of $4.1 million, or $0.08 per share.

•         Adjusted EBITDA (defined below) in the first quarter was $4.6 million, or 1.0% of revenues, compared with $0.6 million, or 0.1% of revenues, in the prior year.

•         Net debt was $32.9 million at the end of the first quarter.  Availability under the credit facility was $95.3 million as of the end of the quarter.

Krause continued, “Our focus on the expansion of Professional Services has increased that portion of the Company to 47% of total revenues and 59% of total gross profit.  Within that segment, both SourceRight Solutions and Tatum are uniquely positioned to allow us to take market leadership positions in outsourcing services and services to the Office of the CFO.  This strategy should help us increase EBITDA margin as the market continues to improve.”

FIRST QUARTER OPERATING PERFORMANCE

Within Professional Services, first quarter revenues were up 13.4% compared with the same prior year period due to the Tatum acquisition and SourceRight Solutions growth.  Gross profit was up 2.6% compared with last year while SG&A expenses were flat, allowing segment operating profit to increase to $3.8 million, or 1.7% of revenues, compared with $2.5 million, or 1.3% of revenues, last year.

Year over year revenues in Staffing Services for the quarter were up 4.8% compared with the same period last year.  Gross profit was flat compared with last year while SG&A expenses decreased 7.6%.   Segment operating profit was a loss of $1.1 million, or (0.4%) of revenues, compared with a loss of $3.9 million, or (1.7%) of revenues, last year.

As previously announced, the Company realigned its operating segments during the first quarter of 2010.  Our managed service provider (MSP) and professional contingent workforce services businesses are now operated under the SourceRight Solutions brand in Professional Services rather than within Staffing Services.  Additionally, several large clerical accounts were moved out of Professional Services and are now reported within Staffing Services.  Internal organizational and business strategy changes precipitated these movements.  Historical operating segment results reflecting these changes for the quarters of 2009 have been restated and posted on the Company’s website.  This information can be accessed in the Investor Relations section of the SFN Group website at www.sfngroup.com.

OTHER ITEMS

            The Company recorded restructuring and other charges during the quarter of $2.3 million ($1.4 million after tax or $0.03 per share) related primarily to the acquisition of Tatum LLC.

OUTLOOK

Revenues per day in the first three weeks of April, including Tatum, were about 22% higher than during the same prior year period.  Professional Services and Staffing Services revenues per day, including Tatum, were up about 33% and 13%, respectively, compared with the same prior year period.

INVITATION TO CONFERENCE CALL

Management will host its conference call April 29, 2010 at 9:00 a.m. Eastern time to discuss information contained in this release.  The call may be accessed in one of the following ways:

Via the Telephone:

Please dial 1-(800) 230-1093

The conference call leader is Roy Krause

The passcode: SFN Group Earnings Call

Via the Internet:

You may access the call via the Internet through the Company’s Web site: www.sfngroup.com.

Replay:

A replay of the call will be available one hour after the live call has ended. You may listen to the replay of the call over the Internet through www.sfngroup.com.

ABOUT SFN GROUP, Inc.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 60 years.

With approximately 575 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to approximately 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 160,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visit www.sfngroup.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – if the current economic downturn continues for a significant period or there is deterioration in the economy, we could experience lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse affect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly.  These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

SFN Group Inc. prepares its financial statements in accordance with generally accepted accounting principles (GAAP).   Adjusted loss from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges.  Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to acquisition transaction and integration expenses and cost reduction initiatives.  Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from loss from continuing operations.  Adjusted loss and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations.  Adjusted loss and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net loss from continuing operations or net loss as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 28,	March 29,
	2010	2009
Revenues(1)	$463,127	$425,922
Cost of services	378,867	342,821
Gross profit(2)	84,260	83,101
Selling, general and administrative expenses	84,693	87,631
Amortization of intangibles	1,907	1,630
Interest expense	1,461	758
Interest income	(31)	(53)
Restructuring and other charges	2,328	3,799
	90,358	93,765

Loss from continuing operations before income taxes	(6,098)	(10,664)
Income tax benefit	2,922	4,211

Loss from continuing operations	(3,176)	(6,453)
Loss from discontinued operations, net of tax	-	(283)
Net loss	$(3,176)	$(6,736)

Loss per share, Basic and Diluted:
Loss from continuing operations	$(0.06)	$(0.12)
Loss from discontinued operations	-	(0.01)
	$(0.06)	$(0.13)

Weighted-average shares used in computation of loss per share:
Basic	51,766	52,294
Diluted	51,766	52,294

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SFN GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	March 28,	December 27,
Assets	2010	2009
Current Assets:
Cash and cash equivalents	$6,335	$8,034
Receivables, less allowance for doubtful accounts of $2,414 and $2,261, respectively	254,241	228,180
Deferred tax asset	10,817	10,236
Other current assets	14,076	11,430
Total current assets	285,469	257,880
Goodwill	31,602	810
Property and equipment, net of accumulated depreciation of $145,805
and $140,985 respectively	46,319	49,737
Deferred tax asset	138,554	135,695
Tradenames and other intangibles, net	67,129	57,427
Other assets	21,709	22,042
	$590,782	$523,591

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$35,759	$12,352
Accounts payable and other accrued expenses	74,205	57,403
Accrued salaries, wages and payroll taxes	62,526	46,381
Accrued insurance reserves	19,282	19,037
Accrued income tax payable	307	806
Other current liabilities	8,761	6,399
Total current liabilities	200,840	142,378
Long-term debt, net of current portion	3,455	1,246
Accrued insurance reserves	14,622	14,617
Deferred compensation	15,266	14,702
Other long-term liabilities	5,803	4,692
Total liabilities	239,986	177,635
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 14,539,857 and 15,896,160 shares, respectively	(100,383)	(113,421)
Additional paid-in capital	848,457	853,516
Accumulated deficit	(401,386)	(398,210)
Accumulated other comprehensive income	3,455	3,418
Total stockholders' equity	350,796	345,956
	$590,782	$523,591

SFN GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)
	Three Months Ended
	March 28,	March 29,
	2010	2009
Adjusted loss from continuing operations	$(1,758)	$(4,139)
Restructuring and other charges, net of tax benefit	(1,418)	(2,314)
Loss from continuing operations	(3,176)	(6,453)
Loss from discontinued operations, net of tax	-	(283)
Net loss	$(3,176)	$(6,736)

Per share-Diluted amounts (1) :
Adjusted loss from continuing operations	$(0.03)	$(0.08)
Restructuring and other charges, net of tax benefit	(0.03)	(0.04)
Loss from continuing operations	(0.06)	(0.12)
Loss from discontinued operations, net of tax	-	(0.01)
Net loss	$(0.06)	$(0.13)

Weighted-average shares used in computation of loss per share	51,766	52,294

(1) Loss per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO LOSS FROM CONTINUING OPERATIONS

	Three Months Ended
	March 28,	March 29,
	2010	2009
Adjusted EBITDA from continuing operations	$4,552	$627
Interest income	31	53
Interest expense	(1,461)	(758)
Restructuring and other charges	(2,328)	(3,799)
Depreciation and amortization	(6,892)	(6,787)
Loss from continuing operations before income taxes	(6,098)	(10,664)
Income tax benefit	2,922	4,211
Loss from continuing operations	$(3,176)	$(6,453)

Adjusted EBITDA as a percentage of revenue	1.0%	0.1%

SFN GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended
	March 28, 2010	December 27, 2009	March 29, 2009
Revenues:
Professional Services	$219,575	$197,443	$193,580
Staffing Services	243,552	258,191	232,342
Segment revenue	$463,127	$455,634	$425,922

Gross profit:
Professional Services	$49,947	$48,797	$48,705
Staffing Services	34,313	42,458	34,396
Segment gross profit	$84,260	$91,255	$83,101

Segment SG&A:
Professional Services	$(46,140)	$(39,525)	$(46,170)
Staffing Services	(35,403)	(39,055)	(38,311)
Segment SG&A	$(81,543)	$(78,580)	$(84,481)

Segment operating profit (loss):
Professional Services	$3,807	$9,272	$2,535
Staffing Services	(1,090)	3,403	(3,915)
Segment operating profit (loss)	2,717	12,675	(1,380)

Unallocated corporate costs	(3,150)	(3,185)	(3,150)
Goodwill and intangible asset impairment	-	(2,900)	-
Amortization of intangibles	(1,907)	(1,635)	(1,630)
Interest expense	(1,461)	(1,413)	(758)
Interest income	31	42	53
Restructuring and other charges	(2,328)	(2,022)	(3,799)
(Loss) earnings from continuing operations before income taxes	$(6,098)	$1,562	$(10,664)

MEMO:
Gross profit margin:
Professional Services	22.7%	24.7%	25.2%
Staffing Services	14.1%	16.4%	14.8%
Total SFN Group	18.2%	20.0%	19.5%

Segment SG&A:
Professional Services	21.0%	20.0%	23.9%
Staffing Services	14.5%	15.1%	16.5%
Total SFN Group	17.6%	17.2%	19.8%

Segment operating profit (loss):
Professional Services	1.7%	4.7%	1.3%
Staffing Services	(0.4%)	1.3%	(1.7%)
Total SFN Group	0.6%	2.8%	(0.3%)

Segment revenue per billing day:
Professional Services	$3,458	$3,185	$3,049
Staffing Services	$3,835	$4,164	$3,659
Total SFN Group(1)	$7,293	$7,349	$6,707

Supplemental Cash Flow and Other Information:
Operating cash flow	$3,715	$10,508	$11,922
Capital expenditures	$510	$286	$828
Depreciation and amortization	$6,892	$6,953	$6,787
DSO	50	46	53
Billing Days	63.5	62.0	63.5

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.

SFN GROUP, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

Three Months Ended
March 28, 2010		December 27, 2009	March 29, 2009
Professional Services
Revenues by Skill:
Information Technology	$117,994	$111,909	$117,124
Finance & Accounting	35,036	21,339	22,201
Administration	13,961	12,271	16,867
Other	52,584	51,924	37,388
Segment Revenues	$219,575	$197,443	$193,580

Revenues by Service:
Temporary Staffing & Other	$215,135	$192,689	$188,469
Permanent Placement	4,440	4,754	5,111
Segment Revenues	$219,575	$197,443	$193,580

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	21.2%	22.9%	23.1%
Permanent Placement	100.0%	100.0%	100.0%
Total Professional Services	22.7%	24.7%	25.2%

Revenues per billing day by Skill: (1)
Information Technology	$1,858	$1,805	$1,844
Finance & Accounting	$552	$344	$350
Administration	$220	$198	$266
Other	$828	$837	$589

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$3,388	$3,108	$2,968
Permanent Placement	$70	$77	$80

Staffing Services
Revenues by Skill:
Clerical	$138,893	$145,649	$149,366
Light Industrial	104,659	112,542	82,976
Segment Revenues	$243,552	$258,191	$232,342

Revenues by Service:
Temporary Staffing & Other	$241,694	$256,384	$230,572
Permanent Placement	1,858	1,807	1,770
Segment Revenues	$243,552	$258,191	$232,342

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	13.4%	15.9%	14.2%
Permanent Placement	100.0%	100.0%	100.0%
Total Staffing Services	14.1%	16.4%	14.8%

Revenues per billing day by Skill: (1)
Clerical	$2,187	$2,349	$2,352
Light Industrial	$1,648	$1,815	$1,307

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$3,806	$4,135	$3,631
Permanent Placement	$29	$29	$28

(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.